UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 12, 2011

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On May 12, 2011, Brigitte M. Bren’s term as a Class III Director of Ambassadors Group, Inc. (the “Company”) expired.  Ms. Bren did not stand for re-election at the Company’s 2011 Annual Meeting of Stockholders.  Ms. Bren’s resignation did not relate to any disagreement with the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 12, 2011.  The results of the proposals voted on by our stockholders at the Annual Meeting were as follows:

1.	Election of Directors
Name	For	Withheld
Daniel G. Byrne	13,905,076	414,317
Rafer L. Johnson	12,978,138	1,341,255

The two nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors to hold office for a three-year term and until their respective successors are qualified.

2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.
For	Against	Abstentions
16,221,019	17,841	1,608,579

The proposal was approved.

3.	To approve, in an advisory vote, the compensation of the Company’s named executive officers.
For	Against	Abstentions
12,525,149	959,113	4,363,177

The proposal was approved.

4.	To recommend, in an advisory vote, whether an advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.
1 year	2 years	3 years	Abstentions
9,109,384	130,263	5,276,856	3,330,936

The proposal was approved to occur every 1 year.

Item 8.01	Other Events.

On May 12, 2011, the Company announced that its Board of Directors authorized a $15.0 million increase in the funds which the Company may spend under the Company’s stock repurchase plan.  The amount currently authorized is $55.0 million, all of which the Company has expended for the repurchase of its shares.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:                      Press Release, dated May 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM AMBASSADORS GROUP, INC.

Date: May 12, 2011	By: By:	/s/ Anthony F. Dombrowik
ChJ.Anthony F. Dombrowik Chief Financial Officer (Principal Financial Officer)